Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

DIGITAL GENERATION COMPLETES SPIN-OFF OF SIZMEK AND MERGER TRANSACTION WITH EXTREME REACH

DALLAS, TX —February 7, 2014 — Digital Generation, Inc. today announced that it has completed the previously announced spin-off and merger transaction pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Extreme Reach, Inc., Dawn Blackhawk Acquisition Corp., a wholly-owned subsidiary of Extreme Reach, and DG.

As a result of the completion of the spin-off and merger transaction, immediately prior to the consummation of the merger, DG stockholders became entitled to receive a distribution of one share of common stock of Sizmek Inc. (NASDAQ: SZMK), a corporation holding the assets and liabilities associated with DG’s online advertising business, for each share of DG common stock in partial redemption of their DG shares; and upon the consummation of the merger, DG stockholders became entitled to receive a cash distribution of $3 per share for each share of DG common stock.

DG stockholders who are the record owners of their shares will receive instructions from Computershare, the paying agent for the spin-off and merger transaction, regarding the procedures necessary to receive their per share redemption consideration and per share merger consideration (which will include the completion and execution of a letter of transmittal by such stockholders). DG stockholders may contact Computershare at (855) 396-2084 for assistance within the United States, U.S. Territories and Canada or (781) 575-2765 for assistance outside the United States, U.S. Territories and Canada regarding procedures to receive the per share redemption and per share merger consideration.

DG stockholders who hold shares in street name will not receive instructions from Computershare and are urged to contact their broker regarding procedures to receive the per share redemption and per share merger consideration.

“With the close of this transaction, we are very pleased to have returned value to stockholders while leveraging DG’s rich history in ad distribution to create a company focused on the high-growth digital market,” said Scott Ginsburg, former Executive Chairman of DG and member of the Board of Directors of Sizmek.  “With a solid balance sheet and an open ad management platform servicing more than 5,000 agencies and 20,000 advertisers around the globe, we are excited about the opportunities ahead for Sizmek.”

Sizmek’s common stock will trade under the stock ticker symbol, SZMK, on The Nasdaq Stock Market beginning as of the effective time of the spin-off and merger transaction on February 7, 2014.

About DG

Effective today, DG has merged into a wholly owned subsidiary of Extreme Reach,  Just prior to the merger, the online assets of DG were spun off into Sizmek Inc. (NASDAQ: SZMK), a corporation holding the assets and liabilities associated with DG’s online advertising business.

Cautionary Note Regarding Forward-Looking Statements

Statements in this communication regarding the proposed transactions, the expected timing for completing the proposed transactions, future financial and operating results, benefits, synergies, future opportunities of the proposed transactions and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain the requisite stockholder approvals in a timely manner or otherwise; failure to satisfy other conditions to consummation of the transactions; the ability of Extreme Reach to consummate the necessary debt financing arrangements set forth in financing letters received by Extreme Reach; changes in government regulation; the ability to successfully separate operations and employees; the potential impact of the announcement of the transactions or consummation of the transactions on relationships with employees, suppliers, customers and competitors; international, national or local economic, social or political conditions that could adversely affect the parties to the transactions or their customers; conditions in the credit markets; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. In addition, any forward-looking statements represent the Company’s estimates only as of the date hereof and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company disclaims any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.